As filed with the Securities and Exchange Commission on July 26, 2011              Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VUANCE LTD.
(Exact name of Registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	Sagid House "Hasharon Industrial Park" P.O. Box 5039 Qadima 60920, ISRAEL (Address of Registrant’s Principal Executive Offices) (Zip Code)	Not Applicable (I.R.S. Employer Identification No.)

VUANCE LTD. 2003 SHARE OPTION PLAN
 (Full title of the plan)
Purerfid Inc.
9817 S. 13th Street
Oak Creek, WI  53154
Main # (414) 301-9435
Fax (414) 304-5604
 (Name, address and telephone number of agent for service)

Copy to:
Adrian Daniels Yigal Arnon & Co. 1 Azrieli Center Tel Aviv, Israel Tel: (+972) 3 608 7726 Fax: (+972) 3 608-7714

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Ordinary Shares, par value NIS .0588235 each	150,000	US $0.13	US $19,500	US $2.26395

Ordinary Shares, par value NIS .0588235 each	350,000	US $0.02	US $7,000	US $0.8127

Ordinary Shares, par value NIS .0588235 each	500,000	US $0.20	US $100,000	US $11.61

Ordinary Shares, par value NIS .0588235 each	3,000,000	US $0.12	US $360,000	US $41.796

Total	4,000,000	US $0.47	US $486,500	US $56.48265

(1)
The number of ordinary shares, par value NIS .0588235 per share (“Ordinary Shares”), stated above consists of the additional number of shares which may be sold upon the exercise of options or issuances of awards which may hereafter be granted under the 2003 Share Option Plan ("2003 Plan"). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also covers, in addition to the number of shares stated above, such indeterminate number of shares as may become subject to options or otherwise issuable after the operation of certain anti-dilution and other provisions under the Plans as a result of the adjustment in accordance with any such anti-dilution and other provisions therein.

(2)
This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of Ordinary Shares which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of Ordinary Shares for which options and awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Ordinary Shares on the OTC Pink Market as of a date (July 21, 2011) within five days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement is filed by Vuance Ltd. (the “Registrant” or “we”) in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering an additional 4,000,000 Ordinary Shares, par value NIS .0588235 per share, of the Registrant, which are reserved for issuance under the Vuance Ltd. 2003 Share Option Plan ("2003 Plan"), such that following such registration a total of 5,350,730 Ordinary Shares shall be reserved for offer and sale under the 2003 Plan.

The contents of the registrant’s Registration Statement on Form S-8, File No. 333-121231, filed with the Securities and Exchange Commission on December 14, 2004, is hereby incorporated by reference into this Registration Statement with the exception of Exhibits 5.1, 23.1, 23.2, and 24.1, which are provided herewith.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Information by Reference

The following documents filed by the Registrant are incorporated by reference in this registration statement:

(1) Registrant’s Annual Report on Form 20-F for the year ended December 31, 2010 (the “Annual Report”) filed on June 13, 2011 including any amendment or report subsequently filed by the Registrant for the purpose of updating the information contained therein.

(2) The description of the Ordinary Shares contained in the Registrant’s Registration Statement on Form 20-F filed June 13, 2011 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(3) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 13, 2011.

Also, we may incorporate by reference our future reports on Form 6-K by stating in those Forms that they are being incorporated by reference into this prospectus.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

5.1	Opinion of Yigal Arnon & Co.

23.1	Consent of Yigal Arnon & Co (included in Exhibit 5.1)

23.2	Consent of Fahn Kanne & Co., independent public accountants

24.1	Power of Attorney (see Page 5 of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Qadima, Israel, on the 26th  day of July, 2011.

VUANCE LTD.

/s/ Tsviya Trablesi
Ms. Tsviya Trablesi,
Chairman of the Board

/s/ Arie Trablesi
Mr. Arie Trabelsi
Chief Executive Officer
POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Arie Trabelsi and Mickey Ben Harush, and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this Registration Statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Arie Trablesi Arie Trablesi	Chief Executive Officer	July 26, 2011

/s/ Tsviya Trabelsi Tsviya Trabelsi	Director and Chairman of the Board of Directors	July 26, 2011

/s/ Menachem Mirski Menachem Mirski	Director	July 26, 2011

/s/ Shimon Cohen Shimon Cohen	Director	July 26, 2011

/s/ David Mimon David Mimon	Director	July 26, 2011

/s/ Mickey Ben Harush Mickey Ben Harush	Chief Financial Officer	July 26, 2011

SIGNATURE OF AUTHORIZED
REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Vuance Ltd., has signed this Registration Statement on Form S-8 on July 26, 2011.

By:	/s/ Brenda Gebhardt
Name: Brenda Gebhardt
Title: President and Chief Operations officer of Purerfid Inc.

EXHIBIT INDEX

5.1	Opinion of Yigal Arnon & Co.

23.1	Consent of Yigal Arnon & Co (included in Exhibit 5.1)

23.2	Consent of Fahn Kanne & Co., independent public accountants

24.1	Power of Attorney (see Page 5 of this registration statement)